Brandywine Realty Trust

2006 Long-Term Outperformance Compensation Program

ARTICLE I

GENERAL

1.1. Background. The Board of Trustees (the “Board”) of Brandywine Realty Trust (the “Company”) has adopted, and the holders of the Company’s common shares of beneficial interest (“Common Shares”) have approved, the Brandywine Realty Trust Amended and Restated 1997 Long-Term Incentive Plan (as amended or supplemented from time to time, the “Plan”). The Compensation Committee (the “Committee”) of the Board has adopted this 2006 Long-Term Outperformance Compensation Program (this “Program”) pursuant to its authority to administer and make awards under the Plan. Under and subject to the terms and conditions of this Program and the Plan, the Committee will grant awards (each, an “Award”) to selected employees of the Company and its Subsidiaries (as defined in the Plan). Payment, if any, on account of Awards will be made in Common Shares. Each Award shall be evidenced by a written agreement (an “Award Agreement”) between the Company and the employee to whom the Award is made.

1.2. Administration. This Program and the Awards shall be administered by the Committee.

1.3. Definitions. Capitalized terms used herein without definition shall have the meanings given to those terms in the Plan. In addition, as used herein:

“Additional Share Value” means (i) with respect to an Additional Share that is issued in an underwritten public offering, the per share public offering price (computed before reduction for any underwriting discounts or commissions) and (ii) with respect to an Additional Share that is not issued in an underwritten public offering, the Common Share Price as of the date of issuance of such Additional Share.

“Additional Shares” means the sum of Common Shares and Units (other than Units issued to the Company) issued after the Measurement Period Commencement Date and on or before the Measurement Period Ending Date, but only if issued (a) in a capital raising transaction (whether or not registered under the Securities Act), (b) in exchange for assets or (c) in the acquisition of another entity, and excluding (i) Common Shares issued upon exercise of share options awarded to employees or trustees of the Company in exchange for services and (ii) Common shares awarded to employees or trustees of the Company in exchange for services.

“Award” has the meaning set forth in Section 1.1.

“Award Agreement” has the meaning set forth in Section 1.1.

“Award Percentage” means, with respect to a Participant, the percentage of the Outperformance Amount allocated to such Participant by the Committee.

“Award Shares” has the meaning set forth in Section 2.1.

“Award Value” means, with respect to a Participant, the Outperformance Amount multiplied by such Participant’s Award Percentage.

“Baseline Tier 1 Outperformance Amount I” means the sum of (a) the Initial Share Value, (b) the Additional Share Value for each Additional Share, (c) the Tier 1 Baseline Initial Share Value I and (d) the Tier 1 Baseline Additional Share Value I for each Additional Share.

“Baseline Tier 1 Outperformance Amount II” means the sum of (a) the Initial Share Value, (b) the Additional Share Value for each Additional Share, (c) the Tier 1 Baseline Initial Share Value II and (d) the Tier 1 Baseline Additional Share Value II for each Additional Share.

“Baseline Tier 2 Outperformance Amount I” means the sum of (a) the Initial Share Value, (b) the Additional Share Value for each Additional Share, (c) the Tier 2 Baseline Initial Share Value I and (d) the Tier 2 Baseline Additional Share Value I for each Additional Share.

“Baseline Tier 2 Outperformance Amount II” means the sum of (a) the Initial Share Value, (b) the Additional Share Value for each Additional Share, (c) the Tier 2 Baseline Initial Share Value II and (d) the Tier 2 Baseline Additional Share Value II for each Additional Share.

“Board” has the meaning set forth in Section 1.1.

“Change of Control” has the meaning given to it in the Plan.

“Committee” has the meaning set forth in Section 1.1.

“Common Share Price” means, as of a particular date, the average of the Fair Market Values of one Common Share for the thirty (30) trading days ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date).

“Common Shares” has the meaning set forth in Section 1.1.

“Company” has the meaning set forth in Section 1.1.

“Dividend Equivalent Payment” has the meaning set forth in Section 2.1.

“Dividend Value” means the aggregate amount of dividends and distributions declared or paid by the Company on one Common Share in the Measurement Period (excluding dividends and distributions, if any, paid in the form of additional Common Shares). The Dividend Value shall be calculated with respect to a Common Share that is outstanding during the entirety of the Measurement Period.

“Employment Agreement” means the employment agreement, as the same may be amended or restated from time to time, between the Company and Gerard H. Sweeney.

“Fair Market Value” has the meaning given to it in the Plan.

“Fraction” means, as of a particular date, the number of whole calendar months that have elapsed since the Measurement Period Commencement Date divided by thirty six (36). For example, at December 15, 2006, the Fraction would be 4/36.

“GP Shares Amount” has the meaning given to it in the Partnership Agreement.

“Index Return” means 100% of the Morgan Stanley REIT Index’s total return (expressed as a percentage) during the Measurement Period.

“Initial Share Value” means the product of the Initial Shares and the Starting Common Share Price.

“Initial Shares” means the Total Shares less the Additional Shares.

“Interim Vesting Date” means the last day of a three hundred sixty (360) consecutive calendar day period during which, on each day in that period, the Outperformance Amount would have equaled or exceeded $55,000,000 if each day in that period were the Measurement Period Ending Date.

“Measurement Period” means the period that commences on (and that includes) the Measurement Period Commencement Date and that ends on (and that includes) the Measurement Period Ending Date.

“Measurement Period Commencement Date” means August 1, 2006.

“Measurement Period Ending Date” means the earliest of (a) July 31, 2009 and (b) the date upon which a Change of Control shall occur.

“Operating Partnership” means Brandywine Operating Partnership, L.P.

“Outperformance Amount” means the sum of (a) Outperformance Amount I and (b) Outperformance Amount II.

“Outperformance Amount I” means the sum of (a) the Tier 1 Outperformance Amount I and (b) the Tier 2 Outperformance Amount I, but in no event shall the Outperformance Amount I exceed $13,750,000 and the Outperformance Amount I shall be zero if the Total Return does not exceed the Baseline Tier 1 Outperformance Amount I.

“Outperformance Amount II” means the sum of (a) the Tier 1 Outperformance Amount II and (b) the Tier 2 Outperformance Amount II, but in no event shall the Outperformance Amount II exceed $41,250,000 and the Outperformance Amount II shall be zero if the Total Return does not exceed the Baseline Tier 1 Outperformance Amount II.

“Outperformance Threshold I” means thirty percent (30%); provided that if the Measurement Period Ending Date occurs prior to July 31, 2009 as a result of a Change of Control, then the Outperformance Threshold I shall equal thirty percent (30%) multiplied by the Fraction.

“Outperformance Threshold II” means the greater of (i) 100% of the Index Return and (ii) twenty seven percent (27%); provided that if the Measurement Period Ending Date occurs prior to July 31, 2009 as a result of a Change of Control, then Outperformance Threshold II means the greater of (a) 100% of the Index Return or (b) the product of (x) twenty seven percent (27%) and (y) the Fraction.

“Participant” means an employee of the Company or a Subsidiary selected by the Committee to participate in the Plan.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended from time to time.

“Plan” has the meaning assigned to it in Section 1.1.

“Program” has the meaning set forth in Section 1.1.

“Redeemed Shares” means the Common Shares repurchased by the Company during the Measurement Period.

“Restricted Share” has the meaning given to it in the Plan.

“Securities Act” means the Securities Act of 1933.

“Starting Common Share Price” means $31.22.

“Subsidiary” has the meaning given to it in the Plan.

“Tier 1 Baseline Additional Share Value I” means, for each Additional Share, the Additional Share Value multiplied by the Outperformance Threshold I, provided that for purposes of this definition, the Outperformance Threshold I shall be adjusted to take into account the number of days such Additional Share was issued and outstanding during the Measurement Period by multiplying the Outperformance Threshold I by a fraction, the numerator of which is the number of days during the Measurement Period that such Additional Share was issued and outstanding and the denominator of which is the number of days in the Measurement Period.

“Tier 1 Baseline Additional Share Value II” means, for each Additional Share, the Additional Share Value multiplied by the Outperformance Threshold II, provided that for purposes of this definition, the Outperformance Threshold II shall be adjusted to take into account the number of days such Additional Share was issued and outstanding during the Measurement Period by multiplying the Outperformance Threshold II by a fraction, the numerator of which is the number of days during the Measurement Period that such Additional Share was issued and outstanding and the denominator of which is the number of days in the Measurement Period.

“Tier 1 Baseline Initial Share Value I” means the Initial Share Value multiplied by the Outperformance Threshold I.

“Tier 1 Baseline Initial Share Value II” means the Initial Share Value multiplied by the Outperformance Threshold II.

“Tier 1 Outperformance Amount I” means the product of (a) the difference, but not less than zero, between (x) the Total Return and (y) the Baseline Tier 1 Outperformance Amount I and (b) five percent (5%).

“Tier 1 Outperformance Amount II” means the product of (a) the difference, but not less than zero, between (x) the Total Return and (y) the Baseline Tier 1 Outperformance Amount II and (b) five percent (5%).

“Tier 2 Baseline Additional Share Value I” means, for each Additional Share, the Additional Share Value multiplied by the product of (a) the Outperformance Threshold I and (b) 1.2; provided that for purposes of this definition, the Outperformance Threshold I shall be adjusted to take into account the number of days such Additional Share was issued and outstanding during the Measurement Period by multiplying the Outperformance Threshold I by a fraction, the numerator of which is the number of days during the Measurement Period that such Additional Share was issued and outstanding and the denominator of which is the number of days in the Measurement Period.

“Tier 2 Baseline Additional Share Value II” means, for each Additional Share, the Additional Share Value multiplied by the greater of (a) the product of (x) Outperformance Threshold I and (y) 1.2 and (b) Outperformance Threshold II, provided that for purposes of this definition, the Outperformance Threshold I or Outperformance Threshold II shall be adjusted to take into account the number of days such Additional Share was issued and outstanding during the Measurement Period by multiplying the Outperformance Threshold I or Outperformance Threshold II by a fraction, the numerator of which is the number of days during the Measurement Period that such Additional Share was issued and outstanding and the denominator of which is the number of days in the Measurement Period.

“Tier 2 Baseline Initial Share Value I” means the Initial Share Value multiplied by the product of (a) the Outperformance Threshold I and (b) 1.2.

“Tier 2 Baseline Initial Share Value II” means the Initial Share Value multiplied by the greater of (a) the product of (x) Outperformance Threshold I and (y) 1.2 and (b) Outperformance Threshold II.

“Tier 2 Outperformance Amount I” means the product of (a) the difference, but not below zero, between (x) the Total Return and (y) the Baseline Tier 2 Outperformance Amount I and (b) three percent (3%).

“Tier 2 Outperformance Amount II” means the product of (a) the difference, but not below zero, between (x) the Total Return and (y) the Baseline Tier 2 Outperformance Amount II and (b) three percent (3%).

“Total Return” means the sum of (a) the product of (x) Total Shares and (y) the Common Share Price as of the Measurement Period Ending Date, (b) the product of (x) the Initial Shares and (y) the Dividend Value and (c) the total dividends and other distributions declared on Additional Shares between the Measurement Period Commencement Date and the Measurement Period Ending Date (excluding dividends and distributions declared in the form of Common Shares and Units).

“Total Shares” means the sum of (a) the number of Common Shares outstanding on the Measurement Period Ending Date, (b) the number of Redeemed Shares and (c) the product of the number of Units (other than Units owned by the Company) outstanding on the Measurement Period Ending Date multiplied by the GP Shares Amount on such Date.

“Units” means all Class A Units and other Partnership Units (as defined in the Partnership Agreement) with economic attributes substantially similar to Class A Units, as determined by the Committee.

ARTICLE II

OUTPERFORMANCE AWARDS

2.1. Awards.

2.1.1. Award Grant. The Committee may grant Awards from time to time. Each Award shall entitle the Participant to whom the Award is granted to that number of Common Shares (if any), calculated as of the Measurement Period Ending Date, equal to the quotient that results by dividing the Participant’s Award Value (if any) by the Common Share Price on the Measurement Period Ending Date (with fractional Common Shares rounded up to the nearest whole number). Payments on account of each Award will be made in Common Shares (“Award Shares”) and will be made as soon as reasonably practicable following the Measurement Period Ending Date and the Award Shares will be subject to vesting as provided in Section 2.2.1 below; provided that if as of the Measurement Period Ending Date an insufficient number of Common Shares remains available for issuance under the Plan to provide for payment in full of Awards, then the amount of Award Shares issued to each Participant shall be reduced, pro rata based on each Participant’s entitlement to Award Shares, and no payments will be made on account of the remaining portion of the Award Value; provided that the Committee may, in its sole discretion, authorize the issuance of Common Shares in lieu of such pro rata reduction under another employee benefit plan maintained by the Company that permits such issuance if such issuance complies with law and rules of the New York Stock Exchange.

2.1.2. Dividend Equivalent Payments. At the time that the Company makes a payment on account of each Award to a Participant, the Company shall also make an additional payment (a “Dividend Equivalent Payment”) to the Participant in an amount equal to the product obtained by multiplying the Dividend Value by the number of Award Shares issuable to the Participant in payment of the Award. Payments on account of the Dividend Equivalent Payment will be made in Common Shares, and the number of Common Shares, if any, issued in satisfaction of such Dividend Equivalent Payment shall equal the quotient that results from dividing the amount of the Dividend Equivalent Payment by the Common Share Price on the Measurement Period Ending Date (with fractional Common Shares rounded up to the nearest whole number). Common Shares issued in payment of all or a part of the Dividend Equivalent Payment shall not be subject to vesting or risk of forfeiture. If as of the time the Company is to make Dividend Equivalent Payments an insufficient number of Common Shares remains available for issuance under the Plan to provide for payment in full of the Dividend Equivalent Payments, then the amount of Common Shares issued to each Participant on account of Dividend Equivalent Payments shall be reduced, pro rata based on each Participant’s entitlement to Dividend Equivalent Payments, and no payments will be made on account of the remaining portion of the Dividend Equivalent Payments; provided that the Committee may, in its sole discretion, authorize the issuance of Common Shares in lieu of such pro rata reduction under another employee benefit plan maintained by the Company that permits such issuance if such issuance complies with law and rules of the New York Stock Exchange. No Dividend Equivalent Payment will made if a pro rata reduction of Award Shares has been made under Section 2.1.1.

2.1.3. Award Agreements. In addition to the vesting and forfeiture provisions applicable to all Awards, as provided in this Program, each Award may be subject to additional events of forfeiture and cancellation as and to the extent determined by the Committee and provided in the Award Agreement executed to evidence the Award.

2.1.4. Cancellation of Awards; Re-Issuance. If and to the extent that an Award is cancelled, such Award shall be available for re-issuance in whole or in part to one or more new or existing Participants, in the sole discretion of the Committee.

2.2. Vesting; Termination of Employment; Change of Control.

2.2.1. Vesting. Except as otherwise set forth herein, 20% of a Participant’s Award shall vest on the Measurement Period Ending Date; 40% of the Award shall vest on the first anniversary of the Measurement Period Ending Date; and the remaining 40% of the Award shall vest on the second anniversary of the Measurement Period Ending Date, provided that the Participant remains in continuous employment with the Company or a Subsidiary through each applicable vesting date.

2.2.2. Termination of Employment. If, prior to the applicable vesting date specified in Section 2.2.1, a Participant’s employment with the Company or a Subsidiary terminates for any reason other than the Participant’s death or Disability, then the unvested portion of the Participant’s Award shall be immediately cancelled and no Award Shares shall be distributed in respect thereof and any unvested Award Shares previously issued shall be forfeited and cancelled; provided, however, that in the case of the Company’s President and Chief Executive Officer, if his employment terminates due to (a) a termination without Cause (as defined in his Employment Agreement) by the Company or a Subsidiary or (b) his Resignation for Good Reason (as defined in his Employment Agreement), then he shall be treated for all purposes of this Program as if he had remained employed by the Company through each applicable vesting date.

2.2.3. Death; Disability. Notwithstanding any other provision herein but subject to the terms and conditions of the applicable Award Agreement, upon the date of a Participant’s termination of employment with the Company due to the Participant’s death or Disability, the Participant’s Award shall immediately vest in full and the Participant or his or her legal representatives shall be entitled to be paid on account of the Award on the same terms and conditions set forth in this Program and the Plan as if the Participant’s employment with the Company had not terminated.

2.2.4. Change of Control. Notwithstanding any other provision herein but subject to the terms and conditions of the applicable Award Agreement, on the date of a Change of Control (a) each Award shall immediately vest in full and (b) as soon as reasonably practicable following the Measurement Period Ending Date, each Participant will receive payment on account of his or her Award and Award Shares so issued shall be fully vested.

2.2.5. Interim Vesting Date. Notwithstanding any other provision herein but subject to the terms and conditions of the applicable Award Agreement, in the event of an Interim Vesting Date, then each Participant shall be entitled to receive that number of Common Shares equal to the quotient that results by dividing (a) the product obtained by multiplying the Participant’s Award Percentage by $27,500,000 by (b) the Common Share Price on the Interim Vesting Date (with fractional Common Shares rounded up to the nearest whole number); and from and after the Interim Vesting Date, the reference in the definition of Outperformance Amount I to “$13,750,000” shall be changed to “$6,875, 000” and the reference in the definition of Outperformance Amount II to “$41,250,000” shall be changed to “$20,625, 000”; provided, however, that the Common Shares to which each Participant shall become entitled on an Interim Vesting Date shall not be issued to the Participant until the arrival of the Measurement Period Ending Date and the issuance of such Common Shares on the Measurement Period Ending Date shall be subject to the same vesting schedule and risk of forfeiture applicable to Common Shares provided for in Section 2.2.

2.3. Payments by Participants. No amount shall be payable to the Company by any Participant in respect of an Award.

2.4. Dividends. On and after the Measurement Period Ending Date, if the Company pays a cash dividend or distribution on Common Shares, the Company shall pay the same cash dividend or distribution on each issued and outstanding Award Share whether or not such Award Share has then vested (which dividend or distribution shall be non-refundable, notwithstanding any subsequent cancellation, if any, of Award Shares in respect of which such dividend or distribution was paid). Upon cancellation of any Award Shares, future payment of dividends or distributions with respect to such cancelled Award Shares will cease immediately.

2.5. Deferral. On a date determined by a Participant, which date will be at least one year prior to the applicable vesting date for Award Shares, the Participant may irrevocably elect to defer payment on account of any or all of such Participant’s Award Shares and any Dividend Equivalent Payments pursuant to the terms of a deferred compensation plan of the Company in effect from time to time (the “Deferred Compensation Plan”). Following deferral pursuant to this Section 2.5, the Award Shares and Common Shares issued in payment of Dividend Equivalent Payments subject to the deferral election shall be governed by the terms of the Deferred Compensation Plan (and amounts deferred into the Deferred Compensation Plan shall be in Common Share rather than in Common Share equivalents). The Company may eliminate this Section 2.5 or modify, amend or terminate a Participant’s deferral election pursuant to the Deferred Compensation Plan at any time, in its sole discretion, and in any event a Participant’s entitlement to make a deferral election under this Section 2.5 shall be conditioned on inclusion in the Deferred Compensation Plan of provisions for the holding of Common Shares thereunder and agreement by the Participant not to transfer the Common Shares into another ment alternative thereunder and such additional conditions as the Committee may determine.

ARTICLE III

MISCELLANEOUS

3.1. Shareholder Rights. Prior to issuance of Award Shares, a Participant shall not have any rights as a shareholder (including, without limitation, voting rights) with respect to Award Shares.

3.2. Restrictions on Transfer. Prior to the applicable vesting date specified in Section 2.2.1, no Participant shall assign, transfer, or otherwise encumber or dispose of any Award or Award Shares except as provided by will or the laws of descent and distribution; provided that this restriction on transfer shall not apply to Award Shares on or after a Change of Control.

3.3. No Right to Continued Employment. Neither the Plan, this Program nor any Award Agreement shall be construed as giving a Participant the right to be retained in the employ or service of the Company or a Subsidiary, nor shall they interfere in any way with the right of the Company or a Subsidiary to modify the terms of, or terminate, a Participant’s employment.

3.4. Adjustments. Proportionate and equitable adjustment shall be made under this Program to reflect any split or combination of Common Shares or a reorganization or other change in entity structure affecting the common Shares.

3.5. Amendments. The Committee may amend this Program or any Award Agreement at any time; provided, however, that any amendment or modification not otherwise contemplated by or provided for in the Plan or this Program which adversely affects a Participant shall require the written consent of such Participant.

3.6. Incorporation of Plan. The provisions of the Plan are hereby incorporated by reference as if set forth herein.

3.7. Restrictive Legends. The share certificates evidencing the Award Shares shall contain any restrictive or other legends that the Committee determines are necessary or appropriate.

3.8. Withholding Taxes. Each Participant shall be required to remit any taxes the Company determines are due and payable with respect to an Award. A Participant may either pay the taxes due to the Company or request that Award Shares be withheld in an amount sufficient to cover the obligation based on the then Fair Market Value of such Award Shares. The Company may withhold the Award Shares (or require its transfer agent to withhold issuance of the share certificate for the Award Shares) until taxes have been satisfied. In no event may a Participant request or require the Company to make tax withholdings in excess of the statutory minimums (federal, state and local, including payroll taxes), and in no event may the Company make tax withholdings in excess of the statutory minimums (federal, state and local, including payroll taxes).

3.9. Governing Law. This Program and each Award Agreement shall be governed by the laws of the State of Maryland.

3.10. Notices. Notices required or permitted to be made under this Program or any Award Agreement shall be sufficiently made if (a) sent by (i) registered or certified mail, (ii) a nationally recognized courier service or (iii) facsimile, and (b) addressed (x) to the Participant at his or her address as set forth in the books and records of the Company or (y) to the Company or the Committee at the principal office of the Company. Each Participant is required to notify the Company promptly of any change of his or her address.

3.11. Binding on Successors. The terms and provisions of this Program, the Plan and any Award Agreement will be binding on any successor in interest to each Participant, whether such successor attains such status through inheritance, the laws of descent and distribution or otherwise.